Exhibit 10.4

                             DOMAIN LEASE AGREEMENT

                                  WWW.EXT.COM

This agreement dated for reference January 4, 2008 is between Extension Media LLC. (LESSOR), an Arizona LLC with a business address of 2020 East Broadway, Suite 198, Tucson Arizona 85701 and Extensions, Inc. (LESSEE), a Nevada corporation with a Business office at 770 South Post Oak Lane Suite 330, Houston TX, 77057. Whereas Lessor owns the Domain Name www.ext.com and has
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agreed to lease the right to develop the domain www.ext.com  (www.ext.com) for
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the purpose of developing a social support network.

1. DEFINITIONS. In this agreement,

a.     "Domain name" means www.ext.com
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b.     "Sub-Domain name" means any name between the www. and .ext.com, for example "www.cancer.ext.com".
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c.     "Sub-Sub-Domain" name mean any name before the Sub-Domain name, for example, www.breast.cancer.ext.com".
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     www. (Sub-Sub-Domain).Cancer.ext.com.

d. "Effective Date" means January 4, 2008, which the parties have signed this agreement.

e. "Social Network" means the creation of a network where members can sign up, and interact with one another residing on the www.ext.com domain.
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f.     "Members" means any one who sign up for an account on the Social
Network.:

g. "Membership fee" shall mean the amount of money that a member has to pay monthly in order to have a active membership.

h. "Active Member" shall mean any member who has signed up and has logged onto their home page within the last 91 days.

i. "Home Page" is the members' individual webpage which they are directed to upon signing.

j.      "Royalty" means Monthly Revenues due to the Lessor, subject to the terms
set out   in paragraph 5.

k.      "$" means United States dollars unless otherwise indicated.

l. References to time and business days, whether specific or general, are references to the time and business days in Houston Texas USA.


2. LEASE OF RIGHT TO DEVELOP DOMAIN WWW.EXT.COM . Lessor will lease the right to
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develop the domain www.ext.com for the purpose of Lessee to develop a Social
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Network.
Notwithstanding the above, the Lessor's right to develop additional business activities at the Domain Name shall not be impeded by the Lessee.

3. DEVELOPMENT OF SUB-DOMAIN NAME. Lessee must immediately begin to develop the Domainn Name resinding at www.EXT.COM so that it can acquire members as soon as
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practically possible. Lessee acknowledges that this is a material term of this agreement and Lessee's failure to develop the Domain Name constitutes a default under paragraph 15. Lessee is responsible for all costs of developing the www.Ext.Com social network. All right, title and
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interest to any trademarks related to the Domain Names and all logos, copyrights and other marks associated with the Domain Names will remain the property of the Lessor.

4. TERM. This agreement will stay in effect until May 31, 2014, unless terminated by either party according to Paragraph 13.

5. MONTHLY ROYALTY.

a. The Monthly Royalty paid to Lessor will be based on the following formula as follows:

i. $ 1 per registered member per month (as defined as any member who has logged on in any 91 day period of time) Plus a 5% Royalty on the gross revenues derived by any sales, ad placements and or development agreements within the www.ext.com domain and any and all sub and sub-sub.ext.com domains for the
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period on June 1, 2009 to May 31, 2010.

ii. $ 1.50 per registered member per month (as defined as any member who has logged on in any 91 day period of time) Plus 6% Royalty on the gross revenues derived by any sales, ad placements and or development agreements within the www.ext.com domain and any and all sub and sub-sub.ext.com domains for the
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period on June 1, 2010 to May 31, 2011.

iii. $ 2.00 per registered member per month (as defined as any member who has logged on in any 91 day period of time) Plus a 7% Royalty on the gross revenues derived by any sales, ad placements and or development agreements within the www.ext.com domain and any and all sub and sub-sub.ext.com domains for the
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period on June 1, 2011 to May 31, 2012.

iv. $ 2.50 per registered member per month (as defined as any member who has logged on in any 91 day period of time) Plus a 8% Royalty on the gross revenues derived by any sales, ad placements and or development agreements within the www.ext.com domain and any and all sub and sub-sub.ext.com domains for the
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period on June 1, 2012 to May 31, 2013.

v. $ 3.00 per registered member per month (as defined as any member who has logged on in any 91 day period of time) Plus a 9% Royalty on the gross revenues derived by any sales, ad placements and or development agreements within the www.ext.com domain and any and all sub and sub-sub.ext.com domains for the
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period on June 1, 2013 to May 31, 2014.

b. Lessee will pay the Royalty in monthly installments on the 30th day of the month following the month in which Lessee receives Gross Revenues.

c. Lessee will deliver with the Royalty payment a statement that sets out the total Gross Revenues received, a list of items deducted to determine the Net Revenues, and the calculation of the Royalty.

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d. If Lessor objects to any Royalty statement, then Lessor must give Lessee written notice within one year of the date of the Year-End Royalty statement, otherwise the Royalty statement is deemed to be conclusive and binding on the Lessor. Lessor cannot make any claim against the statement unless it makes the claim within the one year period following the date of the Year-End Royalty statement.

e. Between the period of the signing of this agreement and until May 31, 2009 "The Development Period" the Lessee Minimum Royalty due to the Lessor will be $50,000. During the Development Period the The Lessor will accept in Lieu of $50,000 minimum royalty 10,000,000 shares of the Lessee common stock issued at the signing of the which will be fully paid and non assessable.
f. Beginning June 1, 2009 the minimum annual Royalty will be $1,000,000. To insure compliance with this the Lessee will allow the Lessor to place a Uniform Commercial Code (UCC) filing anytime after June 1, 2009 for the amount of $1,000,000 against the minimum Royalty due for the period between June 1, 2009 and May 31, 2010. The Lessee agrees and will not protest the release of this UCC until all Royalties from the Lessee for the Period are paid.

g. Beginning June 1, 2010 the minimum annual Royalty will be $5,000,000. To insure compliance with this the Lessee will allow the Lessor to place a Uniform Commercial Code (UCC) filing anytime after June 1, 2010 for the amount of $5,000,000 against the minimum Royalty due for the period between June 1, 2010 and May 31, 2011. The Lessee agrees and will not protest the release of this UCC until all Royalties from the Lessee for the Period are paid.

h. Beginning June 1, 2011 the minimum annual Royalty will be $10,000,000. To insure compliance with this the Lessee will allow the Lessor to place a Uniform Commercial Code (UCC) filing anytime after June 1, 2011 for the amount of $10,000,000 against the minimum Royalty due for the period between June 1, 2011 and May 31, 2012. The Lessee agrees and will not protest the release of this UCC until all Royalties from the Lessee for the Period are paid.

i. Beginning June 1, 2012 the minimum annual Royalty will be $15,000,000. To insure compliance with this the Lessee will allow the Lessor to place a Uniform Commercial Code (UCC) filing anytime after June 1, 2012 for the amount of $15,000,000 against the minimum Royalty due for the period between June 1, 2012 and May 31, 2013. The Lessee agrees and will not protest the release of this UCC until all Royalties from the Lessee for the Period are paid

i. Beginning June 1, 2013 the minimum annual Royalty will be $20,000,000. To insure compliance with this the Lessee will allow the Lessor to place a Uniform Commercial Code (UCC) filing anytime after June 1, 2013 for the amount of $20,000,000 against the minimum Royalty due for the period between June 1, 2013 and May 31, 2014. The Lessee

In the case that the minimum is not reached through the aggregate of monthly payments, Lessee will make up the difference by payment to Lessor on the 30th of January of the year following the annual Royalty in question.

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f. If Lessee fails to make a Royalty payment within 30 days of the date on which it is due then Lessee is in default of this agreement.

6. OPTION TO RENEW. The Lessee will have not have the option to renew. The Lessee agrees that any renewal will commence in a separate agreement.

7. EXAMINATION OF RECORDS. Lessee will keep accurate books and records concerning all transactions relating to this agreement for two years from the date on which Lessor receives the Royalty statements. Lessee will permit Lessor or Lessor's representative to examine them at Lessee's business premises during Lessee's normal business hours if Lessor has given Lessee four days' written

8. INDEPENDENT AUDIT. If Lessor discovers an error when it examines Lessee's records as permitted by paragraph 6, then Lessor may have the books and records audited by independent accountants qualified to perform audits and approved by Lessee. If the audit uncovers an underpayment of a Royalty and restates the amount of the Royalty, the Lessee immediately will pay the amount of the underpayment to Lessor. Lessor will pay the cost of the audit unless the underpayment equals or exceeds 5% of the restated Royalty, in which case Lessee will pay the cost of the audit. The decision of the independent auditor is binding on the parties.

9. NON-DISCLOSURE AND USE OF CONFIDENTIAL INFORMATION.

a. Lessor will not disclose to others, personally use for its own benefit or the benefit of third parties ,or otherwise appropriate or copy any of Lessee's confidential information except as required in connection with Lessor's performance of its obligations under this agreement unless Lessor can prove that it acquired the information either before its creation, development or disclosure by Lessee, or by other than unauthorised disclosure.

b. Confidential information is any proprietary or confidential information that Lessor learns from Lessee or from Lessor's performance under this agreement about Lessee's business, including trade secrets; products, processes and services; business plans, product development plans, marketing plans or internal business procedures; confidential and proprietary information of Lessee's customers; test procedures and results; computer codes and hardware system information; customer information and lists; accounting, marketing and merchandising reports and other information generated by Lessee's operation of the Sub-Domain Name; Lessee's patents, trademarks or other intellectual property rights; and business methods used or developed by or for Lessee.

c. Lessor acknowledges that the confidential information is the property of Lessee, its customers, or third parties that have disclosed information to Lessee in confidence.

10. GOOD FAITH. The parties acknowledge that circumstances outside of their control or knowledge can affect their performance of this agreement. Each will work with the other in good faith to resolve any problems that arise in these circumstances.

11. REPRESENTATIONS AND WARRANTIES.

a. Lessor represents and warrants that: i. It is in good standing in Arizona and where it operates and has the power to make this agreement.

ii. It is authorised to make and perform this agreement.

iii. It has not granted to any third party rights that could restrict or in any way limit the Lessee's lawful use of the Domain Name.

iv. To the best of its knowledge, it owns the rights that it has granted to Lessee under this agreement.

v. It owns the Domain Name free of any claim or potential claim by any third party.

vi. The Domain Name are validly registered in Lessor's name.

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b. Lessee represents and warrants that:

i. It is in good standing in Nevada and where it operates and has the power to make this agreement.

ii. It is authorised to make and perform this agreement.

c. The parties' representations and warranties survive the Effective Date.

12. INDEMNITY.

a. The Lessee agrees to indemnify the Lessor and the other party's directors, officers, employees and agents from all claims, demands, losses, liabilities, and expenses (including reasonable legal fees) arising out of the party's breach of this agreement.

b. Lessee indemnifies and will defend Lessor, its directors, officers, employees and agents and hold each of them harmless from all claims, demands, damages, losses, liabilities, suits and expenses, including reasonable legal fees arising out of or in connection with Lessee's use of the Sub-Domain Names.

13. DEFAULT.

a. Lessee is in default if it does not make a payment or perform any other material obligation that is required by this agreement and Lessor notifies Lessee in writing that it is in default. If Lessee has not cured the default by the end of thirty days from Lessee's receipt of Lessor's written notice, then Lessor may terminate this agreement and all obligations hereunder.

b. Lessor is in default if it does not perform any material obligation that is required by this agreement and Lessee notifies Lessor in writing that it is in default, and Lessor has not cured the default by the end of thirty days from Lessor's receipt of Lessee's written notice.

14. TERMINATION.

a. Lessor may terminate this agreement, without prejudice to any rights that it has under this agreement or otherwise, on written notice to Lessee if:

i. Lessee files for bankruptcy, a receiver or trustee of any of Lessee's property is appointed and the appointment is not vacated within sixty days of the appointment, or any order is made or resolution passed for the winding up of Lessee for any purpose other than the bona fide reconstruction or amalgamation of Lessee, and the order or resolution is not rescinded within sixty days of the date of the order or resolution; or

ii. Lessee breaches any of its representations and warranties or is in default under paragraph 12

b. Termination of this agreement under this paragraph by Lessor does not free Lessee from it's Royalty payment or reporting requirements outlined in this agreement.

c. If Lessee terminates this agreement, without prejudice to any rights it will owe the Lessor a Termination fee of $2,000,000.

15. RIGHT OF FIRST REFUSAL

In the event the Lessor undertakes to sell the Domain Names it will offer the Lessee the right of first refusal to purchase the Domain Names at the same terms as those offered to any 3rd party. This right of first refusal will be valid for a period of 15 days following the Lessor's written notification to the Lessee that it intends to sell the Domain Names.


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16. GENERAL PROVISIONS.

a. Time is of the essence of this agreement.

b. If either party must perform under this agreement on a day that is not a business day in Houston Texas then the party must perform on the next business day in Texas.

c. Any notice that must be given under this agreement must be in writing and delivered by hand to the address given for the party on page 1 or transmitted by fax or email to the fax number or email address that the parties have given to each other.
Notice is deemed to have been received when it is delivered if it is delivered during normal business hours and on the next business day if it is delivered outside of normal business hours.

d. This agreement is the entire agreement between the parties and its terms may be waived or amended only in writing.

e. This agreement does not create a partnership or joint venture or any other kind of business association between the parties and neither party has the power to bind the other in any way.

f. Lessee may not assign its interest in this agreement without Lessor's written consent.

g. If Lessee assigns its interest in this agreement without Lessor's written consent, Lessee will agree that the damages would be immediate and confess to a judgment in the amount of $5,000,000

h. This agreement is binding on the parties and upon their respective successors, assigns and any purchasers of any or all of the Domain Name.

h. This agreement must be construed in accordance with the laws of Nevada and litigated in the courts of Nevada.

i. No finding by a court of competent jurisdiction that any provision of this agreement is invalid, illegal, or otherwise unenforceable operates to impair or affect the remaining provisions which remain effective and enforceable.

j. This agreement may be signed in counterparts and delivered to the parties by fax.

The parties' signatures below are evidence of their agreement.

EXTENSION  MEDIA LLC.

/s/ Chris Ryan
Authorized signatory: Chris Ryan Manager
Date: January 4, 2008

EXTENSIONS INC.

/s/ Crawford Shaw
Authorized signatory: Crawford Shaw, President
Date: January 4, 2008